Exhibit 4.5

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated as of January 27, 2012 (this “Agreement”) is by and among SEASPAN CORPORATION, a Marshall Islands corporation (the “Company”), THE KEVIN LEE WASHINGTON 1999 TRUST II (the “KL Trust”), the KYLE ROY WASHINGTON 2005 IRREVOCABLE TRUST UNDER AGREEMENT DATED JULY 15, 2005 (the “KR Trust”), and THETIS HOLDINGS LTD. (“Thetis” and collectively with the KL Trust and the KR Trust, the “Shareholders,” and each, individually, a “Shareholder”).

RECITALS

WHEREAS, the Company and the Shareholders are parties to a Share Purchase Agreement, dated as of January 27, 2011 (the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, at the closing of the transactions contemplated by the Purchase Agreement, the Company will issue to Shareholder the number of Class A common shares, par value $0.01 per share, of the Company (“Class A Common Shares”) identified as “Closing Consideration Shares” on Schedule A and deposit on Shareholder’s behalf with the Escrow Agent the number of Class A Common Shares identified as “Escrow Consideration Shares” on Schedule A;

WHEREAS, pursuant to the Purchase Agreement, the Company may issue to the Shareholders additional Class A Common Shares as Fleet Growth Payments (the “Fleet Growth Shares”); and

WHEREAS, pursuant to the Purchase Agreement, the Company agreed to grant to the Shareholders certain registration rights as set forth below.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Shareholders, intending to be legally bound, hereby agree as follows:

ARTICLE 1

GENERAL

1.1	Definitions.

In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Purchase Agreement. For purposes of this Agreement:

“Affiliate” has the meaning set forth in Rule 144 under the Security Act.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means a business day in the City of New York.

“Class A Common Shares” has the meaning set forth in the Recitals.

“Common Shares” means the Closing Consideration Shares and the Escrow Consideration Shares, or any Class A Common Shares issued by the Company in exchange for or in replacement of the Closing Consideration Shares or the Escrow Consideration Shares (including any Class A Common Shares issued as a result of a stock split or other reorganization).

“Common Shares Registration Statement” has the meaning set forth in Section 2.1.

“Company” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Fleet Growth Shares” has the meaning set forth in the Recitals.

“Fleet Growth Shares Registration Statement” has the meaning set forth in Section 2.2.

“Holder” means each Shareholder and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been assigned in compliance with Section 2.9 hereof.

“Holder Indemnitee” has the meaning set forth in Section 2.8(a).

“Holders’ Counsel” means one counsel for all the selling Holders chosen by Holders.

“Lock-up Agreements” means the Lock-up Agreements entered into by and between the Company and each of the Shareholders, of even date herewith.

“NYSE” means the New York Stock Exchange, Inc.

“Parity Securities” has the meaning set forth in Section 2.3(b).

“Person” means any individual, corporation, partnership, joint venture, limited liability company, business trust, joint stock company, trust or unincorporated organization or any government or any agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 2.3(a).

“Purchase Agreement” has the meaning set forth in the Recitals.

“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form F-3 or S-3.

“Registrable Securities” means the Common Shares and the Fleet Growth Shares; provided that the Common Shares and the Fleet Growth Shares shall cease to be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they are sold pursuant to Rule 144, (iii) they shall have ceased to be outstanding (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the Shares or (v) they have been otherwise transferred and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and such securities may be publicly resold without registration under the Securities Act. No Registrable Securities may be registered under more than one registration statement at any one time.

“Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, (i) all registration and filing fees and any other fees and expenses associated with filings required to be made with the SEC or the NYSE (or any other securities exchange or inter-dealer quotation system on which Class A Common Shares are at such time admitted for trading or otherwise quoted), (ii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iii) fees and disbursements of counsel for the Company, (iv) Blue Sky fees and expenses, (v) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vi) expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, and (vii) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration.

“Rule 144” means Rule 144 under the Securities Act.

“Scheduled Black-out Period” means the period beginning two weeks preceding the last day of a fiscal quarter of the Company to and including the second Business Day after the day on which the Company publicly releases its earnings for such fiscal quarter.

“SEC” or “Commission” means the Securities and Exchange Commission and any successor agency.

“Securities Act” means the Securities Act of 1933, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” means all fees and disbursements of Holders’ Counsel and all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

“Shareholder” has the meaning set forth in the Preamble.

ARTICLE 2

REGISTRATION

2.1	Registration of Common Shares.

The Company agrees to use commercially reasonable efforts to prepare and file with the Commission, as soon as reasonably practicable following the Closing Date (but in no event more than 60 days following the Closing Date), a Registration Statement on Form F-3 (the “Common Shares Registration Statement”), relating to the resale of the Common Shares. The Company agrees to use commercially reasonable efforts to keep the Common Shares Registration Statement continuously effective under the Securities Act until the earlier of two years from the date of issuance of the Common Shares or such shorter period ending when (i) all Common Shares covered by the Common Shares Registration Statement have been sold in the manner set forth and as contemplated in the Registration Statement, or (ii) when the Common Shares have been, or are eligible to be, sold pursuant to Rule 144 (or any similar provision then in force) without restriction under the Securities Act. If the Company for reasons beyond its control is unable to make the Registration Statement effective within 90 days of the Closing Date, the Shareholders shall have piggy-back registration rights set forth in Section 2.3 with respect to the Common Shares, pending such registration.

2.2	Registration of Fleet Growth Shares.

The Company agrees to use commercially reasonable efforts to prepare and file with the Commission, as soon as reasonably practicable following each of January 10, 2013, January 10, 2014 and August 25, 2014, a Registration Statement on Form F-3 (the “Fleet Growth Shares Registration Statement”), relating to the resale of any Fleet Growth Shares issued to the Shareholders and in the case of the Fleet Growth Registration Statements to be filed as soon as reasonably practicable following each of January 10, 2013 and January 10, 2014, earned during the prior calendar year, and in the case of the Fleet Growth Registration Statement to be filed as soon as reasonably practicable following August 25, 2014, earned during the 2014 calendar year. The Company agrees to use commercially reasonable efforts to keep each Fleet Growth Shares Registration Statement continuously effective under the Securities Act until the earlier of two years from the latest date of issuance of the Fleet Growth Shares covered by such Fleet Growth Shares Registration Statement or such shorter period ending when (i) all Fleet Growth Shares covered by such Fleet Growth Registration Statement has been sold in the manner set forth and as contemplated in the Fleet Growth Registration Statement, or (ii) when such Fleet Growth Shares have been, or are eligible to be, sold pursuant to Rule 144 (or any similar provision then in force) without restriction under the Securities Act. If the Company for reasons beyond its control is unable to make a Fleet Growth Registration Statement effective within 90 days of any of any of January 10, 2013, January 10, 2014 or August 15, 2014, the Shareholders shall have piggy-back registration rights as set forth in Section 2.3 with respect to the Fleet Growth Shares that were to be Registered under the Fleet Growth Shares Registration Statement not filed, pending such registration.

2.3	Piggyback Registration.

(a) If the Company at any time proposes to file a registration statement under the Securities Act with respect to any offering of its securities for its own account or for the account of any other Persons (other than (i) a registration on Form F-4 or S-8 or any successor form to such referenced forms or (ii) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), then, as soon as practicable (but in no event less than 30 days prior to the proposed date of filing of such registration statement), the Company shall give written notice of such proposed filing to all Holders of Registrable Securities, and such notice shall offer each Holder the opportunity to Register under such registration statement such number of Registrable Securities as each such Holder may request in writing, except that such number shall not exceed the number of Registrable Securities which the Company was required but unable to register pursuant to Section 2.1 or 2.2, as applicable (a “Piggyback Registration”). Subject to the foregoing limitation and Section 2.3(b), the Company shall include in such registration statement all such Registrable Securities that are requested to be included therein within 15 days after such notice is delivered; provided that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to Register or to delay registration of such securities, the Company shall give written notice of such determination to each Holder and, thereupon:

(i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders of Registrable Securities entitled to such registration under Section 2.1 or 2.2; and (ii) in the case of a determination to delay Registering, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities. If the offering pursuant to such registration statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.3(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such underwritten offering. If the offering pursuant to such registration statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.3(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis.

Each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such registration statement.

(b) If the managing underwriter or underwriters of any proposed underwritten offering of Registrable Securities included in a Piggyback Registration informs the Company and the Holders in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such registration shall be:

(i) first, up to 100% of the securities that the Company proposes to include in the offering;

(ii) second, and only if all of the securities referred to in clause (i) have been included, up to 100% of the securities proposed to be offered by security holders having registration rights existing as of the date of this Agreement; and

(iii) third, and only if all of the securities referred to in clause (ii) have been included, pro rata among the Holders who have requested participation in such offering and any other holder of securities of the Company having rights of registration that are neither expressly senior nor subordinated to the Registrable Securities (the “Parity Securities”). The pro rata allocations pursuant to clause (iii) for each selling Holder who has requested participation in such offering shall be the product of (a) the aggregate number of Registrable Securities proposed to be sold in such offering multiplied by (b) the fraction derived by dividing (x) the number of Registrable Securities owned on the Closing Date by such selling Holder by (y) the aggregate number of Registrable Securities owned on the Closing Date by all selling Holders who have requested participation in such offering plus the aggregate number of Parity Securities owned on the Closing Date by all holders of Parity Securities that are participating in the offering.

(c) The Piggyback Registration rights set forth in this Section 2.3 shall be available to the Holders only in the event that the Company is unable to file the Common Shares Registration Statement or a Fleet Growth Registration Statement in accordance with Section 2.1 or 2.2, respectively, and shall terminate with respect to each of Section 2.1 and Section 2.2 upon the earlier of (i) when the Common Shares and any Fleet Growth Shares, as applicable, have been registered under the Securities Act, and (ii) when the Common Shares and any Fleet Growth Shares, as applicable, have been, or are eligible to be, sold pursuant to Rule 144 (or any similar provision then in force) without restriction under the Securities Act.

2.4	Expenses of Registration.

Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities registered.

2.5	Obligations of the Company.

Whenever required to effect the registration of any Registrable Securities under Section 2.1 or 2.2, the Company shall, as expeditiously as reasonably practicable (but in no event more than 60 days following such requirement):

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, or prepare and file with the SEC a prospectus supplement with respect to such Registrable Securities pursuant to an effective registration statement.

(b) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 2.1 or 2.2, as applicable.

(c) Furnish to the Holders such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) Enter customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form with the managing underwriter(s) of such offering) and take such other actions (including participating in and making documents available for the due diligence review of underwriters if the method of distribution is by means of an underwriting) as are reasonably required in order to facilitate the disposition of such Registrable Securities. Each Holder participating in such underwriting shall also enter into and perform its obligations under such underwriting agreement.

(f) Notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of outside legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated as of such date, from the independent registered public accountants of the Company, in form and substance as is customarily given by independent registered public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h) Give written notice to the Holders:

(i) when any registration statement filed pursuant to Section 2.1 or 2.2 or any amendment thereto has been filed with the SEC and when such registration statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to any registration statement filed pursuant to Section 2.1 or 2.2 or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement filed pursuant to Section 2.1 or 2.2 or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Shares or the Fleet Growth Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the occurrence of any event that requires the Company to make changes in any effective registration statement filed pursuant to Section 2.1 or 2.2 or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

(i) Use its commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 2.5(h)(i) within a reasonable time.

(j) Upon the occurrence of any event contemplated by Section 2.5(h)(iii) above, prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 2.5(h)(iii) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders shall suspend use of such prospectus and use their commercially reasonable efforts to return to the Company all copies of such prospectus then in such Holder’s possession.

(k) Use commercially reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or the underwriters.

2.6	Suspension of Sales.

During any Scheduled Black-out Period or upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-Out Period or until the Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Shareholder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company all copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

2.7	Delay of Registration; Furnishing Information.

(a) No Holder shall use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or 2.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

2.8	Indemnification.

(a) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each person or entity, if any, that controls a Holder within the meaning of the Securities Act (each, a “Holder Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Holder Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Holder Indemnitee or its plan of distribution or ownership interests which was furnished to the Company for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, (ii) offers or sales effected by or on behalf such Holder Indemnitee “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company, or (iii) the failure of any Holder to deliver or make available to a purchaser of Registrable Securities, a copy of any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (if the same was required by applicable law to be delivered or made available), provided that the Company shall have delivered to such Holder such registration statement, including such preliminary prospectus or final prospectus contained therein and any amendments or supplements thereto.

(b) If the indemnification provided for in Section 2.8(a) is unavailable to a Holder Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Holder Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Holder Indemnitee, shall contribute to the amount paid or payable by such Holder Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Holder Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Holder Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.8(b) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 2.8(a). No Holder Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

2.9	Assignment of Registration Rights.

The rights of the Shareholder or a Holder to registration of Registrable Securities pursuant to Article 2 of this Agreement may be assigned by the Shareholder or a Holder to a Permitted Transferee (as defined under the Lock-up Agreements; provided, however, that (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee acquired such Registrable Securities in a transaction that complied with the Purchase Agreement and the Lock-up Agreement and shall agree to be subject to all applicable restrictions set forth in the Purchase Agreement, the Lock-up Agreement and this Agreement.

2.10	“Market Stand-Off” Agreement; Agreement to Furnish Information.

Each Shareholder and each Holder hereby agree that the Shareholder and/or Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Shares or any Fleet Growth Shares (or other securities of the Company) held by the Shareholder or Holder (other than those included in the registration) for a period (the “Restricted Period”) specified by the representatives of the underwriters of Class A Common Shares (or other securities of the Company) not to exceed ten (10) days prior and ninety (90) days following any registered sale by the Company. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the representatives of the underwriters which are consistent with the foregoing or which are necessary to give further effect thereto. Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Section 2.10 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In addition, if requested by the Company or the representative of the underwriters of Class A Common Shares (or other securities of the Company), each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act in which such Holder participates.

2.11	Rule 144 and Exchange Act Reporting.

With a view to making available to the Shareholders and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities that are Class A Common Shares to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) so long as any of the Shareholders or any other Holder owns any Registrable Securities, furnish to the Shareholders or such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as any Shareholder or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such Class A Common Shares without registration.

2.12	No Inconsistent Agreements: Additional Rights.

The Company shall not enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent with right granted to the Holders by this Agreement.

ARTICLE 3

MISCELLANEOUS

3.1	Successors and Assigns.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities to the extent set forth herein). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The term “Shareholder,” as used herein, shall include the entity referenced as the Shareholder in the Preamble to this Agreement and, if such entity shall have transferred the Shares to an Affiliate, such Affiliate.

3.2	Applicable Law and Submission to Jurisdiction.

(a) This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

(b) The Shareholder and the Holders irrevocably submit to the nonexclusive jurisdiction of any New York State or United States Federal court sitting in the County of New York, New York over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby. The Shareholders and the Holders irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY

UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.2(b).

3.3	Counterparts and Facsimile.

For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

3.4	Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5	Notices.

Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier service, or when received by facsimile transmission if promptly confirmed, as follows:

(A) If to a Shareholder, to the address set forth for Seller on Schedule A.:

(B) If to the Company:

Seaspan Corporation

Unit 2, 7th Floor, Bupa Center

141 Connaught Road West

Hong Kong, China

Attention: Sai W. Chu, Chief Financial Officer

Facsimile: (604) 638 2595

and to:

Seaspan Ship Management Ltd.

2600 - 200 Granville Street

Vancouver BC V6C 1S4

Attention: Secretary

Fax No.: +1.604.648.9514

and to:

Perkins Coie LLP

1120 N.W. Couch Street, Tenth Floor

Portland, Oregon 97209 USA

Attention: David Matheson

Facsimile: 503-346-2008

or to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner.

3.6	Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders holding a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

3.7	Severability.

If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties

3.8	Aggregation of Securities.

All Registrable Securities held or acquired by any wholly-owned subsidiary or parent of, or any corporation or entity that is controlling, controlled by, or under common control with, Holder shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.9	Entire Agreement, Etc.

This Agreement, the Purchase Agreement and the Lock-up Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the Company and the Sellers have caused this Agreement to be duly executed as of the day and year first above written.

THE COMPANY

SEASPAN CORPORATION

By:	/s/ Sai W. Chu
Name: Sai W. Chu
Title: Chief Financial Officer

SHAREHOLDERS

THE KEVIN LEE WASHINGTON 1999 TRUST II

By:	Copper Lion, Inc., as trustee

By:	/s/ Christopher Hawks
	Name:	Christopher Hawks
	Title:	President

KYLE ROY WASHINGTON 2005 IRREVOCABLE TRUST UNDER AGREEMENT DATED JULY 15, 2005

By:	Copper Lion, Inc., as trustee

By:	/s/ Christopher Hawks
	Name:	Christopher Hawks
	Title:	President

THETIS HOLDINGS LTD.

By:	/s/ Graham Porter
	Name:	Graham Porter
	Title:	Director

Signature page to Registration Rights Agreement

SCHEDULE A

Seller	Address for Notice (including facsimile number)	Closing Consideration Shares	Escrow Consideration Shares

The Kevin Lee Washington 1999 Trust II	c/o Copper Lion, Inc. Trustee PO Box 2490 Jackson, WY 83001 with a copy to: Lawrence R. Simkins, President Washington Corporations 101 International Drive PO box 16630 Missoula, MT 5980 (406) 523-1300 lsimkins@washcorp.com	1,055,182	146,553

Kyle Roy Washington 2005 Irrevocable Trust under agreement dated July 15, 2005	c/o Copper Lion, Inc. Trustee PO Box 2490 Jackson, WY 83001 with a copy to: Lawrence R. Simkins, President Washington Corporations 101 International Drive PO box 16630 Missoula, MT 5980 (406) 523-1300 lsimkins@washcorp.com	1,055,182	146,553

Thetis Holdings Ltd.	Walkers Corporate Services Walker House, 87 Mary Street George Town, Grand Cayman, Cayman Islands, KY1-9001 Fax: 1 345 949 7886 Attn: Managing Director and Secretary, URGENT with a copy to: Graham Porter, URGENT c/o Tiger Ventures Limited 1401 Jardine House 1 Connaught Place Central, Hong Kong Fax: 852 2160 5199 with a copy to: graham.porter@tigergroup.hk	2,110,364	293,106